Exhibit 99.1

PRESS RELEASE

Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE REPORTS THIRD QUARTER NET REVENUE GROWTH OF 3.4% TO
$627 MILLION, PRO FORMA EPS GROWTH OF 18.2% to $0.98 AND ADJUSTED NET ORDERS OF $752 MILLION

— FY2014 Pro Forma EPS updated to the range of $3.78 to $3.81 reflecting significant strengthening of the US Dollar—

Princeton, New Jersey, November 3, 2014 — Covance Inc. (NYSE: CVD) today reported results for its third quarter ended September 30, 2014.  Net revenue was $627 million, representing 3.4% growth from the third quarter of 2013.  On a GAAP basis, the company reported earnings of $1.16 per diluted share in the third quarter.  The company reported pro forma earnings per diluted share of $0.98, up 18.2% over the third quarter of 2013. Pro forma results exclude a gain on sale of the antibody products service line totaling $13.4 million, or $0.21 per share net of tax, and charges associated with restructuring and other cost reduction actions totaling $3.2 million or $0.03 per share.  In a separate announcement, Covance also announced today that it has entered into a definitive agreement with Laboratory Corporation of America® Holdings (NYSE: LH), under which LabCorp will acquire Covance. As a result, Covance will not be holding its previously scheduled earnings conference call.

“In the third quarter, our Early Development segment revenue growth was in-line with our expectations. This was partially offset by lower-than-expected growth in our Late-Stage Development segment and the strengthening of the US dollar late in the quarter, resulting in consolidated revenue growth of 3.4%.  Operating income and margins in the quarter reflect further leverage in Early Development, continued strong margins in Late-State Development, and lower corporate expense, leading to pro forma operating margins of 12.7% and pro forma EPS growth of 18.2% to $0.98,” said Joe Herring, Chairman and Chief Executive Officer. “Commercial performance in the quarter was solid, with third quarter adjusted net orders of $752 million resulting in an adjusted net book-to-bill of 1.20 to 1.

“In Early Development, revenue of $234.8 million grew 6.6% year-on-year and pro forma operating margin increased 120 basis points year-on-year and 100 basis points sequentially to 14.3%. These results were driven by continued strength in clinical pharmacology services and growth in demand for toxicology.

“Late-Stage Development third quarter revenue grew 1.5% year-on-year to $392.3 million and pro forma operating margins were 22.3%, versus 22.6% in the third quarter of 2013. Central laboratories revenue grew approximately 3% year-on-year versus an exceptional third quarter of 2013 and was offset by an unexpected decline in clinical development revenue due to the combined impact of cancellations and continued slow backlog conversion.

“The significant strengthening of the US Dollar since June 30, 2014 is expected to dampen fourth quarter revenue by approximately $20 million and diluted earnings per share by approximately $0.05 versus our prior expectation.  Using September 30 exchange rates, we expect fourth quarter revenue to be in the range of $625 million to $635 million and diluted earnings per share to be in the range of $0.95 to $0.98, which would bring full-year earnings per share to $3.78 to $3.81 (excluding gains on sale, costs associated with our restructuring activities, and asset impairment charges).”

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Consolidated Results

($ in millions except EPS)	3Q14	3Q13	Change	YTD14	YTD13	Change
Total Revenues	$671.0	$647.0		$2,024.4	$1,925.3
Less: Reimbursable Out-of-Pockets	$43.9	$40.3		$137.8	$146.1
Net Revenues	$627.1	$606.7	3.4%	$1,886.6	$1,779.2	6.0%
Operating Income	$76.5	$62.6	22.2%	$162.7	$162.4	0.2%
Operating Margin	12.2%	10.3%		8.6%	9.1%
Net Income	$66.0	$44.2	49.3%	$133.8	$133.4	0.3%
Diluted Earnings per Share	$1.16	$0.78	48.8%	$2.32	$2.35	(1.1)%
Restructuring Costs	$(3.2)	$(4.9)		$(11.5)	$(17.1)
Asset Impairments	—	—		$(52.6)	—
Operating Income, excluding items*	$79.7	$67.5	18.1%	$226.8	$179.5	26.4%
Operating Margin, excluding items*	12.7%	11.1%		12.0%	10.1%
Gain on Sale of Business/Investment	$13.4	—		$15.1	$16.4
Net Income, excluding items*	$56.1	$47.3	18.6%	$163.1	$134.1	21.7%
Diluted EPS, excluding items*	$0.98	$0.83	18.2%	$2.83	$2.36	20.0%

* See attached pro forma income statements for reconciliation of 2014 and 2013 GAAP to pro forma amounts.

Operating Segment Results

Early Development

($ in millions)	3Q14	3Q13	Change	YTD14	YTD13	Change
Net Revenues	$234.8	$220.4	6.6%	$684.2	$642.2	6.5%
Operating Income	$31.5	$27.2	15.8%	$28.5	$65.6	(56.5)%*
Operating Margin	13.4%	12.3%		4.2%	10.2%
Restructuring Costs	$(2.1)	$(1.6)		$(4.3)	$(7.5)
Asset Impairments	—			$(52.6)
Operating Income, excluding items	$33.5	$28.8	16.4%	$85.4	$73.1	16.8%
Operating Margin, excluding items	14.3%	13.1%		12.5%	11.4%

* Reflects impact of asset impairment charge in 2014 and restructuring charges in both year-to-date periods.

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the third quarter of 2014 increased 6.6% year-on-year to $234.8 million, as strong growth in clinical pharmacology and toxicology services more than offset a decline in research products and the impact of the sales of our Seattle genomics laboratory and antibody products service line. In the quarter, foreign exchange favorably impacted year-on-year revenue growth by 190 basis points. Sequentially, revenue increased by $3.6 million from the second quarter, on growth in clinical pharmacology and toxicology and improvement in discovery support services.

GAAP operating income in the third quarter of 2014 was $31.5 million, and included $2.1 million in charges associated with our restructuring and cost reduction actions. This compares to operating income of $27.2 million in the third quarter of 2013, which included charges associated with restructuring and other cost reduction actions of $1.6 million.  Pro forma operating income, excluding these items, was $33.5 million in the third quarter of this year, a 16.4% increase from the third quarter of 2013. Pro forma operating margins were 14.3% in the third

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quarter of this year, up 100 basis points sequentially and 120 basis points year-on-year (inclusive of 100 basis point headwind from the two quarter UK R&D credit recognized in the third quarter of last year).  The sequential increase in pro forma operating income was driven by improving toxicology profitability and continued strength in clinical pharmacology.

Late-Stage Development

($ in millions)	3Q14	3Q13	Change	YTD14	YTD13	Change
Net Revenues	$392.3	$386.4	1.5%	$1,202.4	$1,137.0	5.7%
Operating Income	$86.4	$86.8	(0.5)%	$266.5	$249.3	6.9%
Operating Margin	22.0%	22.5%		22.2%	21.9%
Restructuring Costs	$(1.1)	$(0.5)		$(4.5)	$(3.8)
Operating Income, excluding items	$87.5	$87.4	0.1%	$271.0	$253.1	7.1%
Operating Margin, excluding items	22.3%	22.6%		22.5%	22.3%

The Late-Stage Development segment includes central laboratory, Phase IIb-IV clinical development, and market access services.  Net revenues for the third quarter of 2014 grew 1.5% year-on-year to $392.3 million. In the quarter, foreign exchange favorably impacted year-over-year revenue growth by 110 basis points. Year-over-year growth reflects a comparison to an exceptionally strong third quarter of 2013 in central labs (where revenue was up over 25% year-over-year) and to slower backlog conversion in clinical development. Sequentially, revenue declined due to slower-than-expected revenue conversion and the impact of cancellations in clinical development, summer seasonality in central lab and clinical development, and the strengthening US dollar, which negatively impacted sequential revenue growth by 100 basis points.

Operating income for the third quarter was $86.4 million on a GAAP basis and included $1.1 million in costs associated with our restructuring and cost reduction actions.  On a pro forma basis, operating income was $87.5 million, roughly flat with last year’s result, and down from the $90.2 million delivered last quarter. Pro forma operating margins were 22.3% for the third quarter of 2014, up 20 basis points sequentially and down 30 basis points year-over-year (inclusive of 45 basis point headwind from the two quarter UK R&D credit recognized in the third quarter of last year).

Corporate Information

The company reported third quarter adjusted net orders of $752 million. Backlog at September 30, 2014 was $6.82 billion compared to $6.92 billion at June 30, 2014 and $6.83 billion at September 30, 2013. Backlog was negatively impacted in the quarter by a $134 million foreign exchange headwind.

Corporate expenses totaled $41.4 million in the third quarter of 2014 (including $0.1 million in restructuring and other cost reduction actions) versus $45.4 million last quarter (including $0.4 million in restructuring and other cost reduction actions) and $51.4 million (including $2.8 million in restructuring and other cost reduction actions) in the third quarter of 2013. On a pro forma basis, excluding these costs, corporate spending was $41.3 million or 6.6% of net revenue in the third quarter of 2014 versus $45.0 million or 7.0% of net revenue last quarter and $48.6 million or 8.0% of net revenue in the third quarter of 2013.  The lower level of corporate expense in the quarter reflects the continued impact of our cost reduction actions, lower IT operating expense due to project timing, and lower incentive compensation expense.

Cash and cash equivalents at September 30, 2014 were $705 million compared to cash, cash equivalents and short-term investments of $648 million at June 30, 2014 and $593 million at September 30, 2013.  Free cash flow (defined as operating cash flow less capital expenditures) for the third quarter of 2014 was $103 million,

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consisting of operating cash flow of $135 million less capital expenditures of $32 million.  Year-to-date free cash flow was $27 million, consisting of operating cash flow of $133 million less capital expenditures of $105 million.  We expect full year free cash flow of approximately $130 million, net of capital expenditures of approximately $155 million.  The free cash flow target for 2014 assumes net DSO at 40 days at December 31, 2014. Debt outstanding decreased to $250 million, down $40 million from June 30, 2014.

Net Days Sales Outstanding (DSO) were 39 days at September 30, 2014 compared to 45 days at June 30, 2014 and 35 days at September 30, 2013.

Due to a change in mix of revenue received from outside of the United States, the pro forma effective tax rate in the third quarter was higher than expected at 25.7%.  We expect the pro forma effective tax rate to be approximately 24.5% in the fourth quarter of 2014.

Covance, the world’s most comprehensive drug development company and a leader in nutritional analysis, is dedicated to advancing healthcare and delivering Solutions Made RealTM.  The company, headquartered in Princeton, New Jersey, has annual revenues greater than $2.5 billion and more than 12,500 employees located in over 60 countries. Information on Covance’s solutions, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories, fluctuations in currency exchange rates, the realization of savings from the Company’s announced restructuring actions, the cost and pace of completion of our information technology projects and the realization of benefits therefrom, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

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COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30				Nine Months Ended September 30
	2014		2013		2014		2013

Net revenues	$627,075		$606,722		$1,886,583		$1,779,219
Reimbursable out-of-pocket expenses	43,922		40,328		137,810		146,142
Total revenues	670,997		647,050		2,024,393		1,925,361

Costs and expenses:
Cost of revenue	431,006		424,857		1,310,218		1,255,316
Reimbursable out-of-pocket expenses	43,922		40,328		137,810		146,142
Selling, general and administrative	84,373		87,052		258,979		266,448
Depreciation and amortization	35,177		32,191		102,151		95,072
Impairment charges	—		—		52,564		—
Total costs and expenses	594,478	(a)	584,428	(c)	1,861,722	(b)	1,762,978	(d)

Income from operations	76,519	(a)	62,622	(c)	162,671	(b)	162,383	(d)

Other (income) expense, net:
Interest expense, net	2,622		759		7,879		2,634
Foreign exchange transaction loss, net	1,608		882		3,552		1,911
Gain on sale of businesses	(13,448)		—		(15,096)		—
Gain on sale of investments	—		—		—		(16,400)
Other (income) expense, net	(9,218	)(a)	1,641	(c)	(3,665	)(b)	(11,855	)(d)

Income before taxes	85,737	(a)	60,981	(c)	166,336	(b)	174,238	(d)

Taxes on income	19,738	(a)	16,780	(c)	32,584	(b)	40,877	(d)

Net income	$65,999	(a)	$44,201	(c)	$133,752	(b)	$133,361	(d)

Basic earnings per share	$1.20	(a)	$0.81	(c)	$2.41	(b)	$2.45	(d)

Weighted average shares outstanding - basic	55,219,766		54,703,763		55,485,756		54,524,296

Diluted earnings per share	$1.16	(a)	$0.78	(c)	$2.32	(b)	$2.35	(d)

Weighted average shares outstanding - diluted	57,119,595		56,939,181		57,553,096		56,754,527

(a) Three months ended September 30, 2014 includes, as applicable, $3,203 in charges associated with restructuring and other cost reduction actions ($1,963 net of tax) and $13,448 gain on sale of Antibody Products service line ($11,904 net of tax).

(b) Nine months ended September 30, 2014 includes, as applicable, $52,564 in asset impairment charges ($34,866 net of tax), $11,539 in charges associated with restructuring and other cost reduction actions ($7,414 net of tax) and $15,096 gain on sale of Antibody Products service line and certain assets of Genomics Laboratory ($12,937 net of tax).

(c) Three months ended September 30, 2013 includes, as applicable, $4,893 in charges associated with restructuring and other cost reduction actions ($3,063 net of tax).

(d) Nine months ended September 30, 2013 includes, as applicable, $17,076 in charges associated with restructuring and other cost reduction actions ($11,352 net of tax) and $16,400 gain on sale of investments ($10,654 net of tax).

Excluding the impact of impairment charges, charges associated with restructuring and other cost reduction actions, gain on sale of businesses and gain on sale of investments, as applicable:

Income from operations	$79,722	$67,515	$226,774	$179,459

Taxes on income	$19,434	$18,610	$52,248	$40,855

Net income	$56,058	$47,264	$163,095	$134,059

Basic earnings per share	$1.02	$0.86	$2.94	$2.46

Diluted earnings per share	$0.98	$0.83	$2.83	$2.36

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2014 and DECEMBER 31, 2013

(Dollars in thousands)

	September 30	December 31
	2014	2013
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$704,822	$617,686
Short-term investments	—	111,359
Accounts receivable	330,751	331,815
Unbilled services	159,191	141,707
Inventory	51,463	48,257
Deferred income taxes	56,027	51,543
Prepaid expenses and other current assets	215,269	201,621
Total Current Assets	1,517,523	1,503,988

Property and equipment, net	862,173	913,612
Goodwill	118,075	109,820
Other assets	34,557	29,168
Total Assets	$2,532,328	$2,556,588

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$53,937	$59,713
Accrued payroll and benefits	129,891	170,806
Accrued expenses and other current liabilities	113,304	153,808
Unearned revenue	219,764	240,398
Income taxes payable	26,263	7,952
Total Current Liabilities	543,159	632,677

Long-term debt	250,000	250,000
Deferred income taxes	13,022	32,035
Other liabilities	77,002	76,630
Total Liabilities	883,183	991,342

Stockholders’ Equity:
Common stock	825	809
Paid-in capital	959,398	859,535
Retained earnings	1,913,585	1,779,833
Accumulated other comprehensive (loss) income	(10,080)	25,746
Treasury stock	(1,214,583)	(1,100,677)
Total Stockholders’ Equity	1,649,145	1,565,246
Total Liabilities and Stockholders’ Equity	$2,532,328	$2,556,588

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(Dollars in thousands)

(UNAUDITED)

	Nine Months Ended September 30
	2014	2013
Cash flows from operating activities:
Net income	$133,752	$133,361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,151	95,072
Non-cash impairment charges	52,564	—
Non-cash compensation expense associated with employee benefit and stock compensation plans	30,962	29,863
Deferred income tax benefit	(23,901)	(6,787)
Gain on sale of businesses	(15,096)	—
Gain on sale of investments	—	(16,400)
Loss on disposal of property and equipment	626	487
Changes in operating assets and liabilities, net of businesses sold and acquired:
Accounts receivable	1,324	(14,382)
Unbilled services	(17,370)	(10,477)
Inventory	(7,682)	(246)
Accounts payable	(5,818)	17,590
Accrued liabilities	(81,395)	(24,736)
Unearned revenue	(20,663)	10,746
Income taxes	23,681	20,228
Other assets and liabilities, net	(40,530)	(21,474)
Net cash provided by operating activities	132,605	212,845

Cash flows from investing activities:
Capital expenditures	(105,484)	(103,703)
Acquisition of business	(10,516)	—
Proceeds from sale of businesses	28,287	—
Short-term investments proceeds (purchases)	109,794	(109,794)
Proceeds from sale of investments	—	17,781
Other, net	3,546	528
Net cash provided by (used in) investing activities	25,627	(195,188)

Cash flows from financing activities:
Net repayments under revolving credit facility	—	(55,000)
Stock issued under option plans	63,257	57,172
Purchase of treasury stock	(113,906)	(29,505)
Net cash used in financing activities	(50,649)	(27,333)

Effect of exchange rate changes on cash	(20,447)	(348)

Net change in cash and cash equivalents	87,136	(10,024)

Cash and cash equivalents, beginning of period	617,686	492,824

Cash and cash equivalents, end of period	$704,822	$482,800

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2014

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$627,075			$627,075
Reimbursable out-of-pocket expenses	43,922			43,922
Total revenues	670,997	—	—	670,997

Costs and expenses:
Cost of revenue	431,006			431,006
Reimbursable out-of-pocket expenses	43,922			43,922
Selling, general and administrative	84,373	(1,810)		82,563
Depreciation and amortization	35,177	(1,393)		33,784
Total costs and expenses	594,478	(3,203)	—	591,275

Income from operations	76,519	3,203	—	79,722

Other (income) expense, net:
Interest expense, net	2,622			2,622
Foreign exchange transaction loss, net	1,608			1,608
Gain on sale of business	(13,448)		13,448	—
Other (income) expense, net	(9,218)	—	13,448	4,230

Income before taxes	85,737	3,203	(13,448)	75,492

Taxes on income	19,738	1,240	(1,544)	19,434

Net income	$65,999	$1,963	$(11,904)	$56,058

Basic earnings per share	$1.20	$0.04	$(0.22)	$1.02

Weighted average shares outstanding - basic	55,219,766	55,219,766	55,219,766	55,219,766

Diluted earnings per share	$1.16	$0.03	$(0.21)	$0.98

Weighted average shares outstanding - diluted	57,119,595	57,119,595	57,119,595	57,119,595

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents gain on sale of business.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Pro Forma

Net revenues	$606,722		$606,722
Reimbursable out-of-pocket expenses	40,328		40,328
Total revenues	647,050	—	647,050

Costs and expenses:
Cost of revenue	424,857		424,857
Reimbursable out-of-pocket expenses	40,328		40,328
Selling, general and administrative	87,052	(4,475)	82,577
Depreciation and amortization	32,191	(418)	31,773
Total costs and expenses	584,428	(4,893)	579,535

Income from operations	62,622	4,893	67,515

Other expense, net:
Interest expense, net	759		759
Foreign exchange transaction loss, net	882		882
Other expense, net	1,641	—	1,641

Income before taxes	60,981	4,893	65,874

Taxes on income	16,780	1,830	18,610

Net income	$44,201	$3,063	$47,264

Basic earnings per share	$0.81	$0.06	$0.86

Weighted average shares outstanding - basic	54,703,763	54,703,763	54,703,763

Diluted earnings per share	$0.78	$0.05	$0.83

Weighted average shares outstanding - diluted	56,939,181	56,939,181	56,939,181

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2014

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$1,886,583			$1,886,583
Reimbursable out-of-pocket expenses	137,810			137,810
Total revenues	2,024,393	—	—	2,024,393

Costs and expenses:
Cost of revenue	1,310,218			1,310,218
Reimbursable out-of-pocket expenses	137,810			137,810
Selling, general and administrative	258,979	(9,314)		249,665
Depreciation and amortization	102,151	(2,225)		99,926
Impairment charges	52,564		(52,564)	—
Total costs and expenses	1,861,722	(11,539)	(52,564)	1,797,619

Income from operations	162,671	11,539	52,564	226,774

Other (income) expense, net:
Interest expense, net	7,879			7,879
Foreign exchange transaction loss, net	3,552			3,552
Gain on sale of businesses	(15,096)		15,096	—
Other (income) expense, net	(3,665)	—	15,096	11,431

Income before taxes	166,336	11,539	37,468	215,343

Taxes on income	32,584	4,125	15,539	52,248

Net income	$133,752	$7,414	$21,929	$163,095

Basic earnings per share	$2.41	$0.13	$0.40	$2.94

Weighted average shares outstanding - basic	55,485,756	55,485,756	55,485,756	55,485,756

Diluted earnings per share	$2.32	$0.13	$0.38	$2.83

Weighted average shares outstanding - diluted	57,553,096	57,553,096	57,553,096	57,553,096

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents asset impairment charges $52,564 and gain on sale of businesses $15,096.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$1,779,219			$1,779,219
Reimbursable out-of-pocket expenses	146,142			146,142
Total revenues	1,925,361	—	—	1,925,361

Costs and expenses:
Cost of revenue	1,255,316			1,255,316
Reimbursable out-of-pocket expenses	146,142			146,142
Selling, general and administrative	266,448	(14,576)		251,872
Depreciation and amortization	95,072	(2,500)		92,572
Total costs and expenses	1,762,978	(17,076)	—	1,745,902

Income from operations	162,383	17,076	—	179,459

Other (income) expense, net:
Interest expense, net	2,634			2,634
Foreign exchange transaction loss, net	1,911			1,911
Gain on sale of investments	(16,400)		16,400	—
Other (income) expense, net	(11,855)	—	16,400	4,545

Income before taxes	174,238	17,076	(16,400)	174,914

Taxes on income	40,877	5,724	(5,746)	40,855

Net income	$133,361	$11,352	$(10,654)	$134,059

Basic earnings per share	$2.45	$0.21	$(0.20)	$2.46

Weighted average shares outstanding - basic	54,524,296	54,524,296	54,524,296	54,524,296

Diluted earnings per share	$2.35	$0.20	$(0.19)	$2.36

Weighted average shares outstanding - diluted	56,754,527	56,754,527	56,754,527	56,754,527

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents gain on sale of investments.